Exhibit 4.1

Exhibit A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT, AND THE SECURITIES INTO WHICH THESE SECURITIES ARE EXCHANGEABLE OR CONVERTIBLE WILL NOT BE, REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXCHANGE OR CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

Debenture No. ______________

Principal Amount: $__________	Issue Date: December 7, 2006

Initial Conversion Price: $_________

SECURED DEBENTURE

FOR VALUE RECEIVED, USTELEMATICS, INC., a Delaware corporation (hereinafter called “Borrower”), hereby promises to pay to the person identified beldow (the “Holder”) or order, without demand, the principal amount described below (“Principal Amount”), with interest accruing at the compounded annual rate of nine percent (9%), on December 7, 2008 (the “Maturity Date”).

Holder:

Principal Amount:

This Debenture has been entered into pursuant to the terms of a Securities Purchase Agreement between the Borrower and the Holder, dated of even date herewith (the “Purchase Agreement”), and shall be governed by the terms of such Purchase Agreement. Unless otherwise separately defined herein, all capitalized terms used in this Debenture shall have the same meaning as is set forth in the Purchase Agreement. The following terms shall apply to this Debenture:

ARTICLE I

GENERAL PROVISIONS

1.1 Prepayment. The Debenture shall be payable in full on the Maturity Date; and may not be prepaid without the consent of the Holder.

1.2 Interest Rate. Simple interest payable on this Debenture shall accrue from the date of this Debenture at the annual rate of nine percent (9%) and be payable quarterly on the last day of May, August, November and February each year, with all accrued, unpaid interest due and payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable. Interest shall be paid in cash or, at the option of the Borrower post an effective registration, in registered Common Stock of the Borrower (at a 20% discount to the average of the lowest 3 intra-day trading prices during the 20 trading days immediately prior to the interest payment due date). If an Event of Default (as defined below) occurs, whether or not such Event of Default is cured, the interest rate of this Debenture shall accrue from the Issue Date at the annual compounded rate of eighteen percent (18%).

1.3 Payment Grace Period. The Borrower shall have a five (5) business day grace period to pay any monetary amounts due under this Debenture.

1.4 Conversion. The Principal Amount of this Debenture and all accrued, unpaid interest thereon shall be convertible at any time before the Maturity Date, in part or in whole, at the written election of the Holder into fully paid and non-assessable shares of the $0.0001 par value Common Stock of the Borrower at the Conversion Price under the terms and upon the conditions describe in Section 4.25 of the Purchase Agreement. Before any adjustment required by the Purchase Agreement, the Purchased Debenture Conversion Price is $0.50 per share, and the Exchange Debenture Conversion Price is $0.375 per share. Upon delivery to Borrower of written notice that a Holder elects to convert some or all of this Debenture into Common Stock, Borrower shall deliver certificates representing the shares of Common Stock to be issued upon conversion within 3 business days of receipt on the Notice, and shall otherwise comply with the requirements of the Purchase Agreement applicable to conversion of the Debenture.

1.5   Maximum Conversion.  The Holder shall not be entitled to convert on a Conversion Date that amount of the Debenture in connection with that number of Common Shares which would be in excess of the sum of (i) the number of Common Shares beneficially owned by the Holder and its affiliates on a Conversion Date, (ii) any Common Shares issuable in connection with the unconverted portion of the Debenture, and (iii) the number of Common Shares issuable upon the conversion of the Debenture with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the shares of outstanding Common Stock of the Borrower on such Conversion Date.  For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.  Subject to the foregoing, the Holder shall not be limited to aggregate conversions of only 4.99% and aggregate conversion by the Holder may exceed 4.99%.  The Holder shall have the authority and obligation to determine whether the restriction contained in this Section 2.3 will limit any conversion hereunder and to the extent that the Holder determines that the limitation contained in this Section applies, the determination of which portion of the Debentures are convertible shall be the responsibility and obligation of the Holder.  The Holder may waive the conversion limitation described in this Section 2.3, in whole or in part, upon and effective after 61 days prior written notice to the Borrower to increase such percentage to up to 9.99%.

1.6  Merger, Sale of Assets, etc.  If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert the Debenture into such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion immediately prior to such consolidation, merger, sale or conveyance.  The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser.  Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

1.7  Reclassification, etc.  If the Borrower at any time shall, by reclassification or otherwise, change the Common Shares into the same or a different number of securities of any class or classes that may be issued or outstanding, this Debenture, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to convert into an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Shares immediately prior to such reclassification or other change.

1.8  Stock Splits, Combinations and Dividends.  If the Common Shares are subdivided or combined into a greater or smaller number of Common Shares, or if a dividend is paid on the Common Shares in Common Shares, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of Common Shares outstanding immediately after such event bears to the total number of Common Shares outstanding immediately prior to such event. In addition the holder of this Debenture is entitled to certain non-dilution rights described in Section 4.25(d) of the Purchase Agreement.

ARTICLE II

EVENTS OF DEFAULT

The occurrence of any of the following events of default (“Event of Default”) shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

2.1 Failure to Pay Principal or Interest, or to Deliver Shares. The Borrower fails to pay any installment of principal, interest or other sum due under this Debenture when due, or fails to timely deliver certificate representing share of Common Stock issuable upon conversion after receipt on notice of election to convert from the Holder, and such failure continues for a period of five (5) business days after the due date. The five (5) business day period described in this Section 2.1 is the same five (5) business day period described in Section 1.3 hereof.

2.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of the Purchase Agreement or this Debenture in any material respect and such breach, if subject to cure, continues for a period of ten (10) business days after written notice to the Borrower from the Holder.

2.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and a Closing Date.

2.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

2.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

2.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 45 days of initiation.

2.7 Listing Default. The occurrence of a Listing Default (as defined in Section 4.12(c) of the Purchase Agreement).

2.8 Cross Default. A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Holder are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

ARTICLE III

SECURITY INTEREST

3.1 Security Interest/Waiver of Automatic Stay. This Debenture is secured by a security interest granted to the Collateral Agent for the benefit of the Holder pursuant to a Security Agreement, as delivered by Borrower to Holder. The Borrower acknowledges and agrees that should a proceeding under any bankruptcy or insolvency law be commenced by or against the Borrower, or if any of the Collateral (as defined in the Security Agreement) should become the subject of any bankruptcy or insolvency proceeding, then the Holder should be entitled to, among other relief to which the Holder may be entitled under the Transaction Documents and any other agreement to which the Borrower and Holder are parties (collectively, “Loan Documents”) and/or applicable law, an order from the court granting immediate relief from the automatic stay pursuant to 11 U.S.C. Section 362 to permit the Holder to exercise all of its rights and remedies pursuant to the Loan Documents and/or applicable law. THE BORROWER EXPRESSLY WAIVES THE BENEFIT OF THE AUTOMATIC STAY IMPOSED BY 11 U.S.C. SECTION 362. FURTHERMORE, THE BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT NEITHER 11 U.S.C. SECTION 362 NOR ANY OTHER SECTION OF THE BANKRUPTCY CODE OR OTHER STATUTE OR RULE (INCLUDING, WITHOUT LIMITATION, 11 U.S.C. SECTION 105) SHALL STAY, INTERDICT, CONDITION, REDUCE OR INHIBIT IN ANY WAY THE ABILITY OF THE HOLDER TO ENFORCE ANY OF ITS RIGHTS AND REMEDIES UNDER THE LOAN DOCUMENTS AND/OR APPLICABLE LAW. The Borrower hereby consents to any motion for relief from stay that may be filed by the Holder in any bankruptcy or insolvency proceeding initiated by or against the Borrower and, further, agrees not to file any opposition to any motion for relief from stay filed by the Holder. The Borrower represents, acknowledges and agrees that this provision is a specific and material aspect of the Loan Documents, and that the Holder would not agree to the terms of the Loan Documents if this waiver were not a part of this Debenture. The Borrower further represents, acknowledges and agrees that this waiver is knowingly, intelligently and voluntarily made, that neither the Holder nor any person acting on behalf of the Holder has made any representations to induce this waiver, that the Borrower has been represented (or has had the opportunity to he represented) in the signing of this Debenture and the Loan Documents and in the making of this waiver by independent legal counsel selected by the Borrower and that the Borrower has discussed this waiver with counsel.

ARTICLE IV

MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: USTelematics, Inc., 335 Richert Drive, Wood Dale, IL 60191, Attn: Howard Leventhal, CEO & President, telecopier: (312) 896-9235, with a copy by telecopier only to: Alan W. Peryam, LLC, 1120 Lincoln Street, Suite 1000, Denver, CO 80203, telecopier: (303) 866-0999, and (ii) if to the Holder, to the name, address and telecopy number set forth on the Signature Page of the Purchase Agreement

4.3 Amendment Provision. The term “Debenture” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Debenture shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

4.5  Cost of Collection. If default is made in the payment of this Debenture, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

4.6 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of New York. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

4.8  Redemption. This Debenture may not be redeemed or called without the consent of the Holder.

IN WITNESS WHEREOF, Borrower has caused this Debenture to be signed in its name by an authorized officer as of the ____ day of December 2006.

USTELEMATICS, INC.

By:
Howard Leventhal, CEO & President

WITNESS:

ELECTION TO CONVERT

(To be executed by the Holder in order to convert the Debenture)

The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Debenture issued by USTelematics, Inc. on ________ __, 2006 into Common Shares of USTelematics, Inc (the "Borrower") according to the conditions set forth in such Debenture, as of the date written below.

Date of Conversion: ___________________________________________________________________________________

Conversion Price: _____________________________________________________________________________________

Number of Shares To Be Delivered: _______________________________________________________________________

Signature: ___________________________________________________________________________________________

Print Name: __________________________________________________________________________________________

Address share are to be sent to: __________________________________________________________________________

___________________________________________________________________________________________________

The undersigned Holder of Debenture No. ___________, in the Principal Amount of $______________________, hereby elects to convert $___________ in principal amount of the Debenture and all accrued unpaid interest due thereon as of the date of election into Common Stock of the Company at the applicable Conversion Price.

Dated: ________________________________________

______________________________________________
Registered Name of Debenture Holder

By ____________________________________________
     Authorized Representative

Signature Guaranteed by:

_____________________________________________